Exhibit 32.1
CERTIFICATION
Pursuant to 18 U.S.C. Section 1350, in connection with the Quarterly Report on Form 10-Q of Embecta Corp. for the quarter ended June 30, 2023 as filed with the Securities and Exchange Commission (the “Report”).
I, Devdatt Kurdikar, the Chief Executive Officer of Embecta Corp., certify that, to the best of my knowledge:
1.such Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Embecta Corp.
Date: August 8, 2023

/s/ Devdatt Kurdikar
Devdatt Kurdikar
President and Chief Executive Officer